UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 24, 2022

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2022, Item 9 Labs Corp., a Delaware corporation ("Company"), and OCG Management Ontario, Inc., a corporation formed under the laws of the Province of Ontario ("Purchaser") and a wholly owned subsidiary of the Company incorporated solely for the purpose of completing the transaction, entered into a Share Purchase Agreement (the "Agreement") with Steven Fry, Najla Guthrie, Darryl Allen, Louis Laskovski, each an individual residing in the Province of Ontario, and 2628146 Ontario Ltd., a corporation formed under the laws of the Province of Ontario, and 11949896 Canada Inc., a corporation formed under the federal laws of Canada (together, the “Shareholders”), pursuant to which Purchaser is purchasing all (but not less than all) of the issued and outstanding shares in the capital of Wild Card Cannabis Incorporated, a corporation formed under the laws of the Province of Ontario, (“Shares”) free and clear of all Liens from the Shareholders.

Consideration

(a)            Purchase Price. The total purchase price for the Shares is Twelve Million Eight Hundred Thousand Dollars ($12,800,000.00 USD) (the "Purchase Price"), as adjusted, plus the Earnout Payment, if any (collectively, the “Purchase Price”) payable as follows:

(i) The Company has delivered the Exclusivity Deposit in the amount of $156,902 to the Escrow Agent on March 4, 2022.

(ii) At the Closing, Purchaser shall pay to Shareholders the Estimated Purchase Price of Twelve Million Eight Hundred Thousand Dollars ($12,800,000.00 USD), as adjusted, in immediately available funds;

(iii) Four Million One Hundred Thousand Dollars ($4,100,000.00), as adjusted, payable by the delivery of the Company’s common stock, the number of which will be calculated on the basis of a deemed price per common share equal to the 10-Day VWAP of the trading price of the Company’s common stock on the stock exchange upon which the Company’s common stock is listed, with the last day of the First Earnout Period (the date that is 12 months following the Closing Date) as the measurement date less a 15% discount, if actual Net Revenue is respect of the First Earnout Period is greater than or equal to the Target Net Revenue for the First Earnout Period; and

(iv) Four Million One Hundred Thousand Dollars ($4,100,000.00), as adjusted, payable by the delivery of the Company’s common stock, the number of which will be calculated on the basis of a deemed price per common share equal to the 10-Day VWAP of the trading price of the Company’s common stock on the stock exchange upon which the Company’s common stock is listed, with the last day of the Second Earnout Period (the date that is 24 months following the Closing Date) as the measurement date less a 15% discount, if actual Net Revenue is respect of the Second Earnout Period is greater than or equal to the Target Net Revenue for the Second Earnout Period.

Conditions to the Acquisition

The Company has made customary representations and warranties in the Agreement. The Agreement also contains customary covenants, agreements and conditions to close, including covenants and agreements relating to the conduct of the Company's business between the date of the signing of the Agreement and the closing of the transactions contemplated under the Agreement and that no Material Adverse Effect shall have occurred during this period. The conditions to close also include, among others, the Purchaser will have received financing sufficient to complete the transaction. The representations and warranties made by the Company are qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission ("SEC") filings.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 24, 2022, the Company issued a press release, attached as Exhibit 99.1, announcing the Company entering into the Share Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement dated May 18, 2022
99.1	Press release dated May 24, 2022, announcing the Company entering into the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: May 24, 2022	By:	/s/ Andrew Bowden
Andrew Bowden
Chief Executive Officer